Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-282703, 333-272202, 333-265699, 333-262516, 333-239108, and 333-255001 on Form S-3, and Nos. 333-285644 and 333-257288 on Form S-8 of our report dated March 21, 2024, relating to the consolidated financial statements of Creative Realities, Inc., appearing in this Annual Report on Form 10-K of Creative Realities, Inc. for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

Louisville, Kentucky

March 14, 2025